SCHEDULE 14C INFORMATION

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JOHN HANCOCK TRUST

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JOHN HANCOCK TRUST

601 Congress Street

Boston, Massachusetts 02210-2805

December 27, 2007

Dear Shareholder:

Enclosed is the Information Statement of John Hancock Trust (the “Trust”) regarding a new Subadvisory Agreement with Marsico Capital Management, LLC (“Marsico Capital Management”) for the International Opportunities Trust (the “Fund”), one of the separate series or funds of the Trust.

Marsico Capital Management has entered into a new Subadvisory Agreement with John Hancock Investment Management Services, LLC (the “Adviser”), the Trust’s investment adviser, due to the repurchase of ownership of Marsico Capital Management from a subsidiary of Bank of America (“B of A”) by Thomas F. Marsico, the founder and Chief Executive Officer of Marsico Capital Management, and a company controlled by him (the “Transaction”). The Transaction resulted in a change of control of Marsico Capital Management which automatically terminated the prior Subadvisory Agreement for the Fund under federal securities laws. The new Subadvisory Agreement became effective as of the date of the Transaction. The new Subadvisory Agreement with Marsico Capital Management has not resulted in any change in the level or quality of subadvisory services provided to, or the advisory or subadvisory fee rates for, the Fund.

Please note that the Trust is not required to obtain shareholder or approval, and is not requesting that you send a proxy, with respect to the new Subadvisory Agreement. The enclosed Information Statement, however, provides information about the new agreement and Marsico Capital Management.

If you have any questions regarding the Information Statement or the new Subadvisory Agreement, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

Sincerely,

/s/ JOHN J. DANELLO

John J. Danello

Secretary

John Hancock Trust

JOHN HANCOCK TRUST

601 Congress Street

Boston, Massachusetts 02210-2805

_______________

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT

FOR THE INTERNATIONAL OPPORTUNITIES TRUST

_______________

INTRODUCTION

This Information Statement provides notice of and information regarding a new Subadvisory Agreement for the International Opportunities Trust, one of the separate series or funds (each a “fund”) of John Hancock Trust (the “Trust”). It is first being mailed to shareholders of this Fund on or about December 27, 2007.

The Trust. The Trust is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The shares of the Trust are divided into 125 separate series corresponding to 125 registered funds

The Adviser. John Hancock Investment Management Services, LLC (the “Adviser”) serves as investment adviser for the Trust and for each of the funds. Pursuant to an investment advisory agreement with the Trust, the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers that manage the investment and reinvestment of the assets of the funds pursuant to subadvisory agreements with the Adviser. The Adviser and the subadviser named in this Information Statement are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Distributor. John Hancock Distributors, LLC(the “Distributor”) serves as the Trust’s distributor.

The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an order from the Securities and Exchange Commission (“SEC”), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with fund subadvisers that are not affiliates of the Adviser. Because the new Subadvisory Agreement described in this Information Statement does not involve a subadviser which is affiliated with the Adviser for purposes of the SEC order, the Trust is not required to obtain shareholder approval of the new Subadvisory Agreement, and shareholders are requested not to send a proxy.

Annual and Semi-Annual Reports. The Trust will furnish, without charge, a copy of the Trust’s most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please call the Trust at 1-800-225-5291.

NEW SUBADVISORY AGREEMENT

FOR THE INTERNATIONAL OPPORTUNITIES TRUST

At its meeting held on September 28, 2007, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust or the Adviser (the “Independent Trustees”), approved a new Subadvisory Agreement with Marsico Capital Management, LLC (“Marsico Capital Management”) as the subadviser for the International Opportunities Trust (sometimes referred to hereinafter as the “Fund”). Marsico Capital Management entered into a new Subadvisory Agreement with the Adviser due to the repurchase of ownership of Marsico Capital Management from a subsidiary of B of A by Thomas F. Marsico, the founder and Chief Executive Officer of Marsico Capital Management, and a company controlled by him (the “Transaction”). The Transaction resulted in a change of control of Marsico Capital Management which automatically terminated the prior Subadvisory Agreement for the Fund under federal securities laws. The new Subadvisory Agreement became effective as of the date of the Transaction.

Background

Thomas F. Marsico, Marsico Capital Management’s founder and Chief Executive Officer, and a company controlled by Mr. Marsico, entered into a definitive agreement with B of A on June 14, 2007 to buy back ownership of Marsico Capital Management from a B of A subsidiary. Mr. Marsico previously had sold Marsico Capital Management to B of A after Marsico Capital Management’s founding in 1997. The Transaction, which closed on December 14, 2007 (the “Closing Date”), will not change in any significant way Marsico Capital Management’s portfolio management team, other personnel, investment processes, the day-to-day operations or the services the firm provides to its clients. The new Subadvisory Agreement has not resulted in any change in the Fund’s advisory or subadvisory fee rates. Mr. Marsico has stated that the reasons for his repurchase of the firm’s ownership stem primarily from its successful growth and his desire to preserve its autonomy and to compensate its employees effectively.

While there were no changes in the nature, extent and quality of Marsico Capital Management’s services, the Transaction resulted in a change of control of Marsico Capital Management and therefore was considered an “assignment” under federal securities laws, thereby automatically terminating the prior Subadvisory Agreement. As a result, Marsico Capital Management and the Adviser entered into a new Subadvisory Agreement with respect to the Fund.

The new Subadvisory Agreement with Marsico Capital Management became effective, and the prior Subadvisory Agreement for the Fund terminated as of the Closing Date. The prior Subadvisory Agreement with Marsico Capital Management, dated March 22, 2005, as amended October 17, 2005 and April 28, 2006, was approved initially by the Board of Trustees (including a majority of the Independent Trustees) on December 14, 2004 in connection with the appointment of Marsico Capital Management as subadviser. The prior Subadvisory Agreement was approved by a sole shareholder vote on April 29, 2005.

Marsico Capital Management

Marsico Capital Management, located at 1200 17th Street, Suite 1600, Denver, CO 80202, was established in 1997 and manages assets for mutual funds, variable insurance funds, corporate retirement plans and other institutions, separately managed wrap accounts and other clients. As of June 30, 2007, the firm had $93.6 billion in assets under management. Marsico Capital Management has 71 employees as of June 30, 2007, including a 24-member investment team consisting of four portfolio managers, 16 analysts and four traders.

Marsico Capital Management is the subadviser to both the International Opportunities Trust of the Trust and the International Opportunities Fund of John Hancock Funds II, for which John Hancock Investment Management Services, LLC also serves as investment adviser.

For information about the executive officers of, and funds comparable to the International Opportunities Trust that are managed by, Marsico Capital Management, see “Additional Information About Marsico Capital Management” below.

New Subadvisory Agreement

Under the new Subadvisory Agreement with Marsico Capital Management, as under the prior Subadvisory Agreement with the same firm, the subadviser manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

The terms of the prior Subadvisory Agreement and the new Subadvisory Agreement are substantially the same, and are the same with respect to compensation as described below. The terms of the agreements are described below under “Description of Prior and New Subadvisory Agreements.” The only differences between the agreements are the effective dates, the dates of continuance, the addition of a section regarding compliance matters as discussed below under “Description of Prior and New Subadvisory Agreements” and the addition of disclosure to clarify that the subadviser shall use its best efforts to forward any notice it receives regarding any class-action lawsuits or other legal actions relating to any securities held in the Fund promptly to the Adviser or the custodian of the Trust.

Compensation. As compensation for its services under the new Subadvisory Agreement, Marsico Capital Management is paid a subadvisory fee by the Adviser with respect to the Fund. The fee, which is accrued daily and paid monthly, is determined by applying the daily equivalent of an annual fee rate to the aggregate net assets of the Fund and one or more other portfolios of the Trust or other trusts. Under the prior Subadvisory Agreement, Marsico Capital Management was also paid a subadvisory fee by the Adviser determined in the same manner. Under both the prior and new Subadvisory Agreements, the subadvisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.

The following table sets forth the annual percentage rate of the subadvisory fees for the

Fund under the prior and new Subadvisory Agreements. As indicated, the rate is the same under both agreements.

Subadvisory Fee (as a percentage of aggregate net assets)

Fund	First $750 million of Aggregate Net Assets*	Between $750 million and $1.5 billion of Aggregate Net Assets*	Excess Over $1.5 billion of Aggregate Net Assets*
International Opportunities Trust	0.450%	0.400%	0.350%

*The term aggregate net assets for a given day includes the net assets of a fund of the Trust. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s). For purposes of determining aggregate net assets and calculating the subadviser fee for a given day, the net assets of the Fund and each other portfolio of the Trust are determined by the Trust’s Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund or trust.

Trust Fund(s)		Other Portfolio(s)
International Opportunities Trust	--	International Opportunities Fund, a series of John Hancock Funds II

For the fiscal year ended December 31, 2006, the Adviser paid Marsico Capital Management under the prior Subadvisory Agreement a subadvisory fee of $2,289,048 with respect to the Fund. If the new Subadvisory Agreement with Marsico Capital Management had been in effect for that fiscal year, the subadvisory fee would have been the same.

Board Evaluation of the New Subadvisory Agreement

The Board, including the Independent Trustees, is responsible for selecting the Trust’s investment adviser, approving the Adviser’s selection of fund subadvisers and approving the Trust’s advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust’s advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

1.	the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadviser to the Fund;
2.	the investment performance of the Fund and its subadviser;
3.	the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of Trust shareholders;
4.

the costs of the services to be provided and the profits to be realized by the Adviser (including any subadvisers affiliated with the Adviser) and its affiliates from the Adviser’s relationship with the Trust; and

5.	comparative services rendered and comparative advisory and subadvisory fee rates.

The Board believes that information relating to all these factors is relevant to its evaluation of the Trust’s advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust’s “manager-of-managers” advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with the Trust, generally, are not a material factor in the Board’s consideration of these subadvisory agreements, because such fees are paid to subadvisers by the Adviser and not by the funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arms-length.

In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser (“Material Relationships”).

In making its determination with respect to the factors that its considers, the Board reviews:

1.	the performance of the Fund;
2.	the subadvisory fee for the Fund including any breakpoints; and
3.	information relating to the nature and scope of Material Relationships and their significance to the Trust’s Adviser and unaffiliated subadvisers.

At the September 28, 2007 Board meeting, the Board also considered information presented by the Adviser and Marsico Capital Management regarding the Transaction. Particular considerations of the Board in approving the new Subadvisory Agreement with Marsico Capital Management for the International Opportunities Trust at that meeting included the following:

1.	The change in ownership of Marsico Capital Management resulting from the Transaction is not expected to have any adverse impact on Marsico Capital Management’s operations or financial resources;

2.

Marsico Capital Management is expected to manage the Fund with the same investment objective, policies and portfolio managers under the new Subadvisory Agreement as under the prior Subadvisory Agreement, thus affording shareholders continuity in investment strategies, and Marscio Capital Management may generally be expected to provide at least the same level and quality of management services under the new Subadvisory Agreement as under the prior Subadvisory Agreement;

3.

The Fund, which commenced operations in April 2005, has outperformed its peer group since inception through June 30, 2007, although it has underperformed its peer group for the one-year period ended June 30, 2007; and

4.

The subadvisory fee under the new Subadvisory Agreement with Marisco Capital Management: (i) is the product of arms-length negotiation between the Adviser and Marsico Capital Management; (ii) is within industry norms; (iii) is the same as the fee under the prior Subadvisory Agreement; (iv) is paid by the Adviser and not by the Fund; (v) will not result in any advisory fee increase with respect to the Fund; and (vi) contains breakpoints which are reflected in the advisory fee for the Fund thus permitting shareholders to benefit from economies of scale.

Additional Information about Marsico Capital Management

Management of Marsico Capital Management. The names and principal occupations of the principal executive officers of Marsico Capital Management are set forth below. The business address of each such person is 1200 17th Street, Suite 1600, Denver, CO 80202.

Name	Position with Marsico Capital Management and Principal Occupation
Thomas F. Marsico	Founder, Chief Executive Officer and Chief Investment Officer
Christopher J. Marsico	President

Corydon J. Gilchrist	Portfolio Manager
James G. Gendelman	Portfolio Manager
A. Douglas Rao	Portfolio Manager
Kenneth M. Johnson	Executive Vice President and Director of Marketing and Client Services
Steven R. Carlson	Executive Vice President, Executive Vice President and Chief Compliance Office
Thomas M. J. Kerwin	Executive Vice President, and General Counsel
Neil L. Gloude, CPA	Executive Vice President and Chief Financial Officer

Other Investment Companies Advised by Marsico Capital Management. Marsico Capital Management currently acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the International Opportunities Trust. The table below also states the approximate size of each such fund as of June 30, 2007 and the current advisory or subadvisory fee rate for each fund as a percentage of average daily net assets.

Name of Fund	Assets as of June 30, 2007 ($ million)	Advisory/Subadvisory Fee Rate
AEGON/Transamerica & Transamerica IDEX
TA/IDEX Marsico International Growth Fund	$485.0	0.50% on first $300 million
		0.45% on > $300 - $400 million
		0.40% on > $400 million - $1 billion
		0.35% on assets > $1 billion

Advanced Series Trust /Prudential Investments
AST International Growth Portfolio*	$777.9	0.45% on first $500 million
PSF SP International Growth Portfolio*	$154.4	0.40% from $500 million - $1 billion
		0.35% on assets > $1 billion
AXA Equitable Funds
AXA Premier VIP International Equity Fund*	$892.0	0.50%
Columbia Funds (formerly Nations Funds)
Columbia Marsico International Opportunities Fund	$3,193.3	0.45%
Columbia Multi-Advisor International Equity Fund*	$1,335.7

Columbia Marsico Int'l Opportunities Fund, Variable Series	$504.2
Russell Investment Company
International Fund*	$207.9	0.45% on first $750 million
International Securities Fund*	$398.7	0.40% on assets > $750 million - $1.5 billion 0.35% on assets > $1.5 billion
Harbor Fund
Harbor International Growth Fund	$788.2	0.45% on first $250 million
		0.40% on assets > $250 million - $500 million
		0.35% on assets > $500 million
ING Investors Trust
ING Marsico International Opportunities Portfolio	$419.8	0.45% on first $500 million
		0.40% on next $1 billion
		0.35% on assets > $1.5 billion
Lincoln Variable Insurance Products Trust
LVIP Marsico International Growth Fund	$161.9	0.50%

John Hancock Trust
International Opportunities Trust	$858.0	0.45% on first $750 million
		0.40% on next $750 million
		0.35% on assets > $1.5 billion

Marsico Investment Fund
Marsico International Opportunities Fund	$748.4	0.85%
Masters Select Funds Trust
Masters Select International Fund**	$292.0	0.50%
RiverSource
RiverSource International Equity Fund*	$108.1	0.55% on first $100 million
		0.45% on assets >$100 million
SunAmerica
Focused Series International Equity Portfolio**	$125.0	0.45%

*Denotes multi-managed. Assets reflect Marsico Capital Management’s portion.
**Multi-managed; less than 15 securities held in Marsico Capital Management’s portion.

Description of Prior and New Subadvisory Agreements

The terms of the prior Subadvisory Agreement and the new Subadvisory Agreement with Marsico Capital Management are substantially the same and are described below. For convenience, the agreements are generally, collectively referred to as the “Subadvisory Agreement.” The only differences between the agreements are the effective dates, the dates of continuance, the addition of a compliance section as discussed below and the addition of disclosure to clarify that the subadviser shall use its best efforts to forward any notice it receives regarding any class-action lawsuits or other legal actions relating to any securities held in the Fund promptly to the Adviser or the custodian of the Trust.

Duties of the Subadviser. The subadviser manages the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Fund.

Brokerage Transactions. The subadviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers, and negotiates brokerage commissions if applicable. The subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadviser's overall responsibilities with respect to accounts managed by the subadviser.

Books and Records. The subadviser maintains all accounts, books and record with respect to the Fund as are required of an investment subadviser of a registered investment company under the 1940 Act and the Advisers Act.

Term. The Subadvisory Agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either (a) by the Trustees or (b) by the vote of a majority of the outstanding voting securities of the Fund. In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a fund if a majority of the outstanding voting securities of the fund votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of (a) any other fund affected by the agreement or (b) all of the funds of the Trust.

If the outstanding voting securities of a fund fail to approve any continuance of a subadvisory agreement for the fund, the subadviser will continue to act as subadviser with respect to the fund pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

Termination. The Subadvisory Agreement provides that it may be terminated at any time without the payment of any penalty on 60 days’ written notice to the other party or parties to the agreement and, as applicable, to the Trust. The following parties or others may terminate the agreement:

• the Board of Trustees of the Trust;

• the holders of a majority of the outstanding voting securities of the Fund;

• the Adviser; and

• the subadviser.

The Subadvisory Agreement automatically terminates in the event of its assignment.

Amendments. The Subadvisory Agreement may be amended by the parties to the agreement provided the amendment is approved by of a majority of the Independent Trustees of the Trust. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other fund affected by the amendment or (b) all of the funds of the Trust.

Pursuant to an order received from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Fund), and to change the terms of subadvisory agreements (including subadvisory fees) with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadviser. Neither the subadviser nor any of its officers, directors or employees, will be liable to the Adviser or the Trust for any loss suffered by the Adviser or the Trust resulting from its acts or omissions as subadviser to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

Consultation with Other Subadvisers. Consistent withRule 17a-10 under the 1940 Act, the Subadvisory Agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Fund in securities or other assets: (a) other subadvisers to the Fund, (b) subadvisers to other funds, and (c) subadvisers to funds under common control with the Fund.

Proxy Voting. The subadviser agrees to vote all proxies received in connection with securities held by the Fund in accordance with the Trust’s proxy voting policies and guidelines, which policies and guidelines incorporate the subadviser’s own internal proxy voting policies and guidelines.

Confidentiality of Portfolio Holdings. The subadviser is required to treat Fund portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.

Compliance. The subadviser is required to provide the Adviser with the subadviser’s written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act and must promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of a regulatory examination that materially impacts the subadviser as it relates to the Fund and documentation describing any material adverse findings resulting from any regulatory examination of the subadviser or formal review of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the subadviser to the Fund including but not limited to any material violation of the Compliance Policies or of the subadviser’s code of ethics. The subadviser must also provide the Adviser with any certifications, information and access to personnel and resources (including those resources that will permit reasonable testing of the Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Trust to comply with Rule 38a-1 under the 1940 Act.